UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 15, 2010

Ener1, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-34050	59-2479377
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1540 Broadway, Suite 25C, New York, New York		10036
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212 920-3500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 15, 2010, the Audit Committee of the Board of Directors of Ener1, Inc. (the "Company"), based upon a recommendation from management, determined that the Company's financial statements for the fiscal years ended December 31, 2007 and December 31, 2008, respectively, and for the quarterly periods ended March 31, 2008, June 30, 2008, September 30, 2008, March 31, 2009, June 30, 2009, and September 30, 2009 respectively, should no longer be relied upon and should be restated. This determination was made following a review by the Company of (1) the accounting for unamortized debt discount upon conversion of our 2004 Debentures and 2005 Debentures as interest expense, (2) the calculation for amortization of deferred financing costs and debt discount for our 2004 Debentures, 2005 Debentures and Series A Preferred Stock, and (3) the calculation of diluted loss per share.

Executive officers authorized by the Audit Committee of the Board of Directors have discussed the matters disclosed in this Form 8-K with Malone & Bailey, PC, the Company’s independent registered public accounting firm when the Form 10-K for the year ended December 31, 2008 and the Forms 10-Q for the interim periods ended March 31, 2008, June 30, 2008, September 30, 2008, March 31, 2009 and June 30, 2009, respectively, were originally filed, and with PricewaterhouseCoopers LLP, the Company’s current independent registered public accounting firm.

The Company will file an amendment to its Form 10-K for the year ended December 31, 2008 and amendments to its Forms 10-Q for the interim periods ended March 31, 2009, June 30, 2009 and September 30, 2009. In addition, in Item 9A of the amended Form 10-K, the Chief Executive Officer and Chief Financial Officer will state that as of December 31, 2008, our disclosure controls and procedures and internal control over financial reporting were not effective.

The restatements in 2007 and 2008 are for non cash charges and do not affect the reported cash flow of the Company.  In 2009, the restatements result in an increase in paid in capital and a corresponding decrease in accumulated deficit, and do not affect reported results of operations, total assets or total stockholder’s equity. Following is a summary of the amounts originally reported and as restated for the periods:

	Year Ended December 31, 2007		Year Ended December 31, 2008
	As Initially Reported	As Restated	As Initially Reported	As Restated

Deferred financing costs on debentures	$835	$2,279	$-	$-
2004 convertible debentures	$6,037	$1,856	$-	$-
2005 convertible debentures	$1,141	$987	$-	$-

Redeemable preferred stock	$8,577	$7,822	$-	$-

Paid in capital	$233,700	$244,195	$383,367	$397,080
Accumulated deficit	$(241,653)	$(245,614)	$(283,113)	$(296,826)

Net loss	$(49,709)	$(62,692)	$(41,401)	$(51,153)
Net income attributable to noncontrolling interest	$2,001	$1,246	$1,554	$1,307
Net loss attributable to Ener1, Inc.	$(51,710)	$(63,938)	$(42,955)	$(52,460)
Net loss per share: basic and diluted	$(0.85)	$(1.02)	$(0.42)	$(0.51)

	Three Months Ended March 31, 2008		Three Months Ended June 30, 2008		Three Months Ended September 30, 2008		Three Months Ended December 31, 2008
	As Initially Reported	As Restated	As Initially Reported	As Restated	As Initially Reported	As Restated	As Initially Reported	As Restated

Net loss	$(13,148)	$(22,900)	$(7,206)	$(7,206)	$(8,704)	$(8,704)	$(12,343)	$(12,343)
Net income attributable to noncontrolling interest	$580	$-	$616	$832	$299	$416	$59	$59
Net loss attributable to Ener1, Inc.	$(13,728)	$(22,900)	$(7,822)	$(8,038)	$(9,003)	$(9,120)	$(12,402)	$(12,402)
Net loss per share:
basic and diluted	(0.15)	(0.25)	(0.08)	(0.08)	(0.08)	(0.09)

	At and for the three months ended March 31, 2009		At June 30, 2009		At September 30, 2009
	As Initially Reported	As Restated	As Initially Reported	As Restated	As Initially Reported	As Restated

Paid in capital	$369,589	$383,302	$378,176	$391,889	$417,189	$430,902
Accumulated deficit	$(284,096)	$(297,809)	$(296,957)	$(310,670)	$(312,794)	$(326,507)

Total stockholders' equity	$85,778	$85,778	$84,735	$84,735	$111,533	$111,533

Diluted earnings (loss) per share	$(0.06)	$(0.08)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener1, Inc.

January 19, 2010	By:	/s/ Gerard A. Herlihy

Name: Gerard A. Herlihy
Title: Chief Financial Officer